Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-150811) of our report dated April 29, 2008 relating to the financial statements of OSI Restaurant Partners, Inc., and to the use of our report dated April 29, 2008 relating to the financial statements of OSI Restaurant Partners, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Tampa, Florida

May 29, 2008